Exhibit 5.1

9275 W. Russell Road, Suite 240 Las Vegas, Nevada 89148 PH (702) 692-8000 | FX (702) 692- 8099 fennemorelaw.com

December 10, 2025

Society Pass Incorporated

80 Robinson Road, #17-01B

Singapore 068898

Re:	Society Pass Incorporated/Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Society Pass Incorporated, a Nevada corporation (the “Company”), in connection with the registration by the Company of (a) up to 2,054,794 shares (the “Shares”) of its Common Stock, $0.0001 par value per share (the “Common Stock”); and (b) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 2,054,794 shares of the Company’s Common Stock (the “Pre-Funded Warrant Shares”) with an exercise price equal to $0.001 per share, on a registration statement on Form S-1 (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) in accordance with the Securities Act of 1933, as amended (the “Securities Act”). The Shares, the Pre-Funded Warrants, and the Pre-Funded Warrant Shares are referred to herein as the “Securities.” The Securities are being offered, sold, and issued under the terms of an agreement dated September 18, 2025 (the “Engagement Agreement”) by and between the Company and Rodman & Renshaw LLC, acting as the exclusive placement agent.

The Terms not otherwise defined herein have the meaning as ascribed to such terms in the Registration Statement.

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a) the Registration Statement;

(b) Articles of Incorporation of the Company, as amended, as filed with the Secretary of State of Nevada;

(c) Bylaws of the Company as adopted on October 2, 2018;

(d) form of the securities purchase agreement (the “Securities Purchase Agreement”) to be entered into by and between the Company and the purchasers named therein related to the purchase and sale of the Securities;

Society Pass Incorporated

December 10, 2025

(e) the Engagement Agreement;

(f) form of Pre-Funded Warrant; and

(g) resolutions of the Board of Directors relating to the issuance and registration of the Securities under the Securities Act.

We have obtained from officers of the Company, and have relied upon, such certificates, representations, and assurances as we have deemed necessary and appropriate for purposes of rendering this opinion letter. We have also examined such other corporate charter documents, records, certificates, and instruments (collectively with the documents identified in (a) through (g) above, the “Documents”) as we deem necessary or advisable to render the opinions set forth herein.

In our examination, we have assumed:

(a) the legal capacity and competency of all natural persons executing the Documents;

(b) the genuineness of all signatures on the Documents;

(c) the authenticity of all Documents submitted to us as originals, and the conformity to original documents of all Documents submitted to us as copies or forms;

(d) that the parties to such Documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder;

(e) other than with respect to the Company, the due authorization by all requisite action, corporate or other, of the Documents;

(f) the execution, delivery, and performance by all parties of the Documents; and

(g) that all Documents are valid, binding, and enforceable against the parties thereto.

We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such Documents.

We note that the Company has reserved, and assume that it will continue to reserve, sufficient authorized shares of its Common Stock to allow for the issuance of its shares of Common Stock upon sale of the Shares and exercise of the Pre-Funded Warrants.

Society Pass Incorporated

December 10, 2025

On the basis of the foregoing and in reliance thereon, and subject to the assumptions, limitations, and qualifications set forth herein, we are of the opinion that:

(a)	the Shares have been duly authorized, and when issued against payment in accordance with the terms of the Securities Purchase Agreement, will be validly issued, fully paid, and nonassessable; and

(b)	the Pre-Funded Warrant Shares have been duly authorized, and when issued upon exercise of the Pre-Funded Warrants in accordance with the terms thereof, will be validly issued, fully paid, and non-assessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention after the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (other than the securities laws and regulations of the State of Nevada, as to which we express no opinion). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any securities laws related to the issuance and sale of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Fennemore Craig, P.C.

FENNEMORE CRAIG, P.C.

tmor/cdol